For Immediate Release: January 1st, 2023

KUORA

KUORA INC. (Nevada)

And

ICON MEDIA HOLDINGS, INC (Nevada)

ACQUISITION TRANSACTION

Xi'an, China, (Kuora), and Singapore, (Icon Media Holdings), January 1st, 2023 (GLOBE NEWSWIRE): Kuora Inc., formerly known as All American Pet Company, Inc (OTC Pink Limited: AAPT) (the "Company", $AAPT), a Nevada Corporation, together with Icon Media Holdings, Inc., (OTC Pink: $ICNM) wish to make the following announcement:

Kuora Inc. has on December 26th 2022 entered into an Agreement with Eastwin8 Pte Ltd (Eastwin8), a Singapore subsidiary company 100% owned by Icon Media Holdings, Inc (ICNM) through which Eastwin8 will purchase 100% of the paid up capital of Kuora, Inc (China) (or Xi'an Xiaohuangren Industrial Interconnect Data Technology Limited), bearing enterprise registration number 91610103MA6UT0FW0R, (the "Kuora China Shares"), a China limited liability company (Xi'an Xiaohuangren) and all its subsidiary companies and associated companies) (collectively the "Kuora China Group").

The purchase price for the acquisition is US$125,087,937 dollars which is based on the closing price of AAPT on May 12th, 2022 assuming all Preferred Stock have been converted into Common Stock. May 12th was the date before the CE was designated on AAPT.

The purchase price will be paid by issuance of ICNM stock to AAPT based on the closing price of ICNM common stock on Dec 23rd, 2022, being the closest date to the date of the Agreement.

Both the Board of Directors of AAPT and ICNM believe this is the best strategy for Kuora China Group to be included in a globally expanding ICNM Group. ICNM's Eastwin8 being located in Singapore will enable Kuora China Group to optimize its group taxation and any potential future dividends distribution through the comprehensive Taxation Treaty between the governments of Singapore and People's Republic of China.

Both managements are optimistic with the combined prospects of Kuora China Group and ICNM.

For further information please contact kuora331@126.com and/or hello@vite.asia

ABOUT KUORA INC. ("AAPT") (formerly known as All American Pet Company, Inc)

Kuora Inc. (formerly known as All American Pet Company, Inc.) (OTC PINK Limited: AAPT) is a Nevada-based holding company

For more information about the Company, please visit:

OTC Markets Profile: https://www.otcmarkets.com/stock/AAPT/profile
Website: https://kuora.net/
Twitter: https://twitter.com/AAPTCo

ABOUT ICON MEDIA HOLDINGS, INC. ("ICNM")

Icon Media Holdings, Inc. (ICNM) is a diversified global technology company. ICNM is the parent of Eastwin8, which is a Singapore-based digital network platform that enables businesses to conduct eCommerce with full integration of logistics network.

For more information about the Company, please visit:

OTC Markets Profile: https://www.otcmarkets.com/stock/ICNM/profile

Website: https://www.vite.asia/

Twitter: https://twitter.com/ICNM9999

Safe Harbour Statement:

In addition to historical information, this press release may contain statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief, or expectations of the Company and members of its management team with respect to the Company's future business operations and the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause these differences include, but are not limited to, failure to complete anticipated sales under negotiations, lack of revenue growth, client discontinuances, failure to realize improvements in performance, efficiency and profitability, and adverse developments with respect to litigation or increased litigation costs, the operation or performance of the Company's business units or the market price of its common stock. Additional factors that could cause actual results to differ.